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                                                                     EXHIBIT 4.3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                                                             Warrant to Purchase
WE-013                                                            150,000 Shares


                             NTN COMMUNICATIONS INC.

             (Incorporated under the laws of the State of Delaware)

                WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF
           THE $.005 PAR VALUE COMMON STOCK OF NTN COMMUNICATIONS INC.


EXERCISABLE ONLY AFTER NOVEMBER 10, 2000 AND VOID AFTER NOVEMBER 10, 2002.

Warrant Price: $2.375 (Two Dollars and Thirty-Seven and One-Half Cents) per share.

         1. THIS IS TO CERTIFY that, for value received, Spencon Integrated Solutions, LLC (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at anytime from and after November 4, 2000, and on or before November 3, 2002 (the "Warrant Period"), up to 150,000 shares of the $.005 par value common stock ("Common Stock") of NTN Communications Inc. (the "Company"), and to receive certificate(s) for the Common Stock so purchased as follows: This Warrant shall become exercisable as to 37,500 shares on and after November 10, 2000, and as to 1/12 of the remaining 112,500 shares on the last day of each of the twelve consecutive months immediately following November 2000 (the "Exercise Dates"). This Warrant may be exercised, as to shares as to which it has become exercisable, in whole or in part. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either in cash or by certified check or bank cashier's check, payable to the order of the Company, together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A. Fractional shares of the Company's Common Stock will not be issued upon the exercise of this Warrant.

         2. The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its


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Common Stock issuable upon the exercise of this and all other Warrants of like tenor then outstanding. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act") or any applicable state laws. Subject to the satisfaction of the aforesaid condition, this Warrant shall be transferable by the Holder.

         If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer.

         The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant as to which the Company has not been supplied evidence that the transfer of such security would not be in violation of the Act and any applicable state laws.

         3. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue by reason of this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that, this Warrant is exercised.

         This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

         The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for so long as and to the extent that such requirements apply to the Company.

         4. The Warrant Price and the number of shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.


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                  (a) In case the Company shall (i) pay a dividend in shares of
Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  (c) For the purpose of this Section 4, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of change in par value, or from par value to no par value, or from no par value to par value.

                  (d) If during the Warrant Period the Company consolidates with or merges into another corporation or transfers all or substantially all of its assets, the Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of shares of Common Stock is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or asset transfer unless prior to the consummation thereof the successor corporation resulting therefrom shall assume by written agreement executed and mailed to the registered Holder at his address shown on the books and records


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of the Company, the obligation to deliver to such Holder any such securities or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

                  (e) Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the registered Holder of this Warrant, stating the adjusted Warrant Price and the adjusted number of shares of Common Stock or other securities or property purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the adjusted Warrant Price and the securities or property purchasable upon exercise. If any voluntary or involuntary dissolution, liquidation, or winding up of the Company is proposed, the Company shall give at least 20 days prior written notice of such proposal to the registered Holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after giving of such notice) as of which the holders of shares of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up. This Warrant and all rights hereunder shall terminate as of the date on which such dissolution, liquidation, or winding up takes place. The notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at his address appearing in the records of the Company.

                  (f) Irrespective of any adjustments pursuant to this Section 4 to the Warrant Price or to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the Warrant Price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

         5. Notwithstanding anything to the contrary herein the Exercise Dates shall automatically be accelerated immediately upon a Change in Control Event. A "Change in Control Event" shall mean:

         (1) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership of 50% or more of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition by the Corporation or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or

         (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a


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vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (3) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "transaction"), unless, following such transaction in each case, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entitles who were the beneficial owners, respectively, of the outstanding Common stock and outstanding voting securities of the Corporation immediately prior to such transaction; or

         (4) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, unless such assets are sold to a corporation and following such sale or other disposition, the condition described in paragraph (3) above is satisfied.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

DATED: November 10, 1999                       NTN COMMUNICATIONS INC.


                                               By: /s/ Kendra Berger
                                                   -----------------------------
                                               Kendra Berger
                                               Chief Financial Officer


                                               ATTEST:


[seal]                                         By: /s/ Kathy Miles
                                                   -----------------------------
                                               Kathy Miles
                                               Assistant Secretary


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                                SUBSCRIPTION FORM

(To be Executed by the Registered Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)


         The undersigned hereby irrevocably subscribes for ________ shares (the "Stock") of the Common Stock of NTN COMMUNICATIONS INC. (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant and hereby makes payment of $___________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

         In connection with the issuance of the Stock, the undersigned hereby represents to the Company that he is acquiring the Stock for his own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Act"). The undersigned also understands that the Company has not registered the Stock under the Act, in reliance upon the private offering exemptions contained in Section 4(2) of the Act, and that such reliance is based in part upon the undersigned's representations.

         The undersigned understands that because the Stock has not been registered under the Act, the undersigned must hold such Stock indefinitely unless such Stock is subsequently registered and qualified under such statutes or is exempt from such registration and qualification. Before the undersigned makes any transfer or disposition of any shares of the Stock, the undersigned agrees to give to the Company written notice of its intention to do so and to describe briefly the manner of such proposed transfer or disposition. The undersigned shall make no such transfer or disposition unless (a) such transfer or disposition can be made without registration under the Act and qualification under the Law by reason of specific exemptions from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Act and has been declared effective with respect to such disposition.

         The undersigned agrees that each certificate representing the Stock delivered to him shall bear substantially the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."


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         The undersigned further agrees that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon the undersigned's furnishing to the Company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.


Date:                               SPENCON INTEGRATED SOLUTIONS, LLC
     ------------------


                                    By:
                                        ----------------------------------------

                                    Address:
                                    7525 Wingshadow Drive
                                    Scottsdale, AZ 85255

                                    Taxpayer ID Number:

                                    --------------------------------------------


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                                   ASSIGNMENT

(To be Executed by the Registered Holder to Effect Transfer of the Within
Warrant)



For Value Received _______________ hereby sells, assigns and transfers to ____________________ this warrant and the rights represented hereby to purchase Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________ ______________________ as attorney to transfer this warrant on the books of the Company with full power of substitution.


Date:                                     Signed:
      -----------------                          -------------------------------

Please print or typewrite name       Please insert Social Security or other
and address of assignee:                  Tax Identification Number of Assignee:


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                Zip


THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND SUCH SIGNATURE(S) MUST BE GUARANTEED IN ACCORDANCE WITH PRACTICES PREVAILING IN THE SECURITIES INDUSTRY AT THE TIME SUCH SIGNATURE IS PRESENTED TO THE COMPANY.